As filed with the Securities and Exchange Commission on September 27, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEARANT, INC.
(Name of small business issuer in its charter)

Delaware (State of incorporation)	91-2190195 (I.R.S. Employer Identification No.)
1801 Avenue of the Stars, Suite 435
Los Angeles, California 90067
(310) 479-4570
(Address and telephone number of principal executive offices and principal place of business)
2005 STOCK AWARD PLAN
(Full title of plan)
Jon M. Garfield
Chief Executive Officer and Chief Financial Officer
Clearant, Inc.
1801 Avenue of the Stars, Suite 435
Los Angeles, California 90067
(310) 479-4570
(Name, address and telephone number of agent for service)
With copies to:
Edward T. Schultz, Esq.
Dreier Stein & Kahan, LLP
The Water Garden
1620 26th Street, Sixth Floor, North Tower
Santa Monica, California 90404
(424) 202-6080
CALCULATION OF REGISTRATION FEE

	Amount
Title of Each Class of	to be	Proposed Maximum	Amount of
Securities to be Registered(1)	Registered(1)	Aggregate Offering Price(2)	Registration Fee
Common stock, $0.0001 par value per share	6,000,000	$0.635	$117.00

(1)	The Clearant, Inc. 2005 Stock Award Plan (the “Plan”) authorizes the issuance of a maximum of 5,081,412 shares of common stock of Clearant, Inc., a Delaware corporation (the “Company”). Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of common stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based on the average of the high price, $0.75, and low price, $0.52, reported in the consolidated reporting system as of the close of business on September 26, 2007.

INTRODUCTION
Clearant, Inc. (the “Company”) is filing this Form S-8 Registration Statement (the “Registration Statement”), to register an additional 6,000,000 shares of Company common stock, $0.0001 par value for issuance in connection with the 2005 Stock Award Plan (the “Plan”). This Registration Statement authorizing an increase in the registered shares subject to the Plan was approved by unanimous written consent of the board of directors on August 3, 2007, and by the stockholders of the Company during the 2007 Annual Meeting of the Stockholders, held on August 3, 2007.
Pursuant to General Instruction E to Form S-8, the contents of the Form S-8 Registration Statement, as filed with the Securities and Exchange Commission on August 12, 2005 (File No. 333-127578) are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference:
(a) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the SEC on May 17, 2007;
(b) the Company’s Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2007 filed with the SEC on June 20, 2007;
(c) the Company’s Quarterly Report on Form 10-QSB for the six-month period ended June 30, 2007 filed with the SEC on August 14, 2007;
(d) the Company’s Current Reports on Form 8-K (to the extent filed and not furnished with the SEC) filed with the SEC on January 5, 2007, January 19, 2007, January 26, 2007, April 4, 2007, April 11, 2007, May 23, 2007, May 25, 2007, June 1, 2007, August 9, 2007, August 24, 2007 and September 18, 2007;
(e) the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 10, 2007; and
(f) the description of the Company’s common stock contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 16, 2005.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.
Item 8. Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

4.1 2005 Stock Award Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 12, 2005, File No. 333-127518).
5.1 Opinion of Dreier Stein & Kahan, LLP as to the legality of the securities being registered, dated September 27, 2007.
23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accountants, dated September 26, 2007.
23.2 Consent of Dreier Stein & Kahan, LLP contained in their opinion filed as Exhibit 5.1 hereto.
Item 9. Undertakings.
(a) The undersigned Registrant will:
(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on September 27, 2007.

CLEARANT, INC.
By:	/s/ Jon M. Garfield
Jon M. Garfield, Chief Executive Officer and
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title(s)	Date

/s/ Jon M. Garfield Jon M. Garfield	Director	September 27, 2007
/s/ Rowland W. Day II Rowland W. Day II	Director	September 27, 2007
/s/ Michael Elek Michael Elek	Director	September 27, 2007
/s/ Maurice J. DeWald Maurice J. DeWald	Director	September 27, 2007

EXHIBIT INDEX
4.1 2005 Stock Award Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 12, 2005, File No. 333-127518).
5.1 Opinion of Dreier Stein & Kahan, LLP as to the legality of the securities being registered, dated September 27, 2007.
23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accountants, dated September 26, 2007.
23.2 Consent of Dreier Stein & Kahan, LLP contained in their opinion filed as Exhibit 5.1 hereto.